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                                                                     EXHIBIT 5.1

                                 OPINION LETTER
              [POWELL, GOLDSTEIN, FRAZER & MURPHY LLP LETTERHEAD]

                                 August 6, 1999

LEVEL 8 SYSTEMS, INC.
8000 REGENCY PARKWAY
CARY, NORTH CAROLINA 27511

    RE: REGISTRATION OF 4,200,000 SHARES OF COMMON STOCK;
      REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

    We have acted as counsel to Level 8 Systems, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the registration of 4,200,000 shares of common stock, $.001 par value (the "Common Stock"), of the Company which are being offered by the stockholders identified in the Registration Statement (the "Selling Stockholders"). The Registration Statement covers (i) up to 2,100,000 shares of the Company's Common Stock which may be issued upon conversion of the Selling Stockholders' Series A 4% Convertible Redeemable Preferred Stock (the "Preferred Shares"), and (ii) up to 2,100,000 shares of the Company's Common Stock which may be issued upon the exercise of certain warrants held by the Selling Stockholders (the "Warrant Shares") sold pursuant to a Securities Purchase Agreement dated June 28, 1999 by and among the Company and the Selling Stockholders. The Preferred Shares and the Warrant Shares are herein referred to as the "Shares."

    In our capacity as Company's counsel, we have examined the Registration Statement and related Prospectus in the form filed by the Company with the Securities and Exchange Commission (the "Commission") on August 6, 1999, and originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments of the Company relating to the authorization and issuance of the Shares and such other matters as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

    In conducting our examination, we have assumed without independent investigation or inquiry, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or reproduced copies and the authenticity of the originals of such documents, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. The opinions set forth herein are limited to the Delaware General Corporation Law and the federal laws of the United States of America.

    Based upon the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth herein, we are of the opinion that (i) the Preferred Shares, when issued upon conversion of the Series A 4% Convertible Redeemable Preferred Stock in accordance with the terms thereof, and (ii) the Warrant Shares, when paid for and issued upon the exercise of the warrants in accordance with the terms thereof, will be legally and validly issued, fully paid and nonassessable.
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Level 8 Systems, Inc.
August 6, 1999
Page 2

    We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                          Very truly yours,

                                              /s/ POWELL, GOLDSTEIN, FRAZER
                                                       & MURPHY LLP

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                                          POWELL, GOLDSTEIN, FRAZER
                                          & MURPHY LLP